Exhibit 99.10

IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA TERRANCE BRODT, Plaintiff, v. ANWORTH MORTGAGE ASSET CORPORATION, JOSEPH E. MCADAMS, JOE E. DAVIS, ROBERT C. DAVIS, MARK MARON, LLYOD MCADAMS, DOMINIQUE MIELLE, READY CAPITAL CORPORATION, and RC MERGER SUBSIDIARY, LLC, Defendants. : :Case No. : :JURY TRIAL DEMANDED : :COMPLAINT FOR VIOLATION OF THE :SECURITIES EXCHANGE ACT OF 1934 : : : : : : : : Plaintiff, by his undersigned attorneys, for this complaint against defendants, alleges the following upon personal knowledge with respect to himself, and upon information and belief based upon the investigation of counsel as to all other allegations herein: NATURE OF ACTION On December 7, 2020, Anworth Mortgage Asset Corporation (“Anworth” or the “Company”) entered into an agreement (the “Merger Agreement”) to be acquired by Ready Capital Corporation (“Parent”) and RC Merger Subsidiary, LLC (“Merger Sub”) (collectively, “Ready Capital”) (the “Proposed Merger”). Under the terms of the Merger Agreement, Anworth’s stockholders will receive 0.1688 shares of Parent common stock and $0.61 in cash per share. On February 9, 2021, defendants filed a Form 424B3 (the “424B3”) with the U.S. Securities and Exchange Commission (the “SEC”). As alleged herein, the 424B3 fails to disclose material information regarding the Proposed Merger, and defendants violated Sections 14(a) and 20(a) of the Securities Exchange

Act of 1934 (the “Exchange Act”). JURISDICTION AND VENUE This Court has jurisdiction over the claims asserted herein pursuant to Section 27 of the Exchange Act because the claims asserted herein arise under Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9. This Court has jurisdiction over defendants because each defendant is either a corporation that conducts business in and maintains operations within this District, or is an individual with sufficient minimum contacts with this District so as to make the exercise of jurisdiction by this Court permissible under traditional notions of fair play and substantial justice. Venue is proper under 28 U.S.C. § 1391(b) because a portion of the transactions and wrongs complained of herein occurred in this District. THE PARTIES Plaintiff is and has been continuously throughout all relevant times the owner of Anworth common stock. Defendant Anworth is a Maryland corporation. Anworth’s common stock is traded on the NYSE under the ticker symbol “ANH.” Defendant Joseph E. McAdams is Chief Executive Officer, President, and a member of the Board of Directors of Anworth (the “Board”). Defendant Joe E. Davis is a member of the Board. Defendant Robert C. Davis is a member of the Board. Defendant Mark S. Maron is a member of the Board. Defendant Llyod McAdams is a member of the Board. Defendant Dominique Mielle is a member of the Board.

Defendants identified in ¶¶ 10-15 are referred to herein as the “Individual Defendants.” Defendant Parent is a Maryland corporation. Defendant Merger Sub is a Delaware limited liability company. SUBSTANTIVE ALLEGATIONS Anworth is a specialty finance mortgage company. On December 6, 2020, Anworth entered into the Merger Agreement, under which Anworth’s stockholders will receive 0.1688 shares of Parent common stock and $0.61 in cash per share. The press release announcing the Proposed Merger provides as follows: Ready Capital Corporation (NYSE:RC) (“Ready Capital”), a multi-strategy real estate finance company that originates, acquires, finances and services small-to medium-sized balance commercial loans, and Anworth Mortgage Asset Corporation (NYSE:ANH) (“Anworth”), a specialty finance REIT that focuses primarily on investments in residential mortgage-backed securities, announced today that they have entered into a definitive merger agreement pursuant to which Ready Capital will combine with Anworth. The combined company is expected to have a pro forma equity capital base in excess of $1 billion. The combination is expected to enhance shareholder liquidity and provide for increased operating leverage across the larger equity base. Under the terms of the merger agreement, each share of Anworth common stock will be converted into 0.1688 shares of Ready Capital common stock and $0.61 of cash consideration. Based on Ready Capital’s closing stock price on Friday, December 4, 2020, the implied offer price is $2.94 per share. Upon the closing of the merger, Ready Capital stockholders are expected to own approximately 76% of the combined company’s stock, while Anworth stockholders are expected to own approximately 24% of the combined company’s stock. Ready Capital will also assume Anworth’s three outstanding series of preferred stock. In connection with the merger, Waterfall Asset Management, LLC (“Waterfall”), Ready Capital’s external manager, has agreed to reduce the base management fee it charges Ready Capital by an aggregate of $4 million over the four quarters immediately following the closing of the transaction.

Based on the closing prices of Ready Capital’s common stock on December 4, 2020, the market capitalization of the combined company would be approximately $984 million. The combined company will operate under the name Ready Capital and its shares are expected to continue trading on the New York Stock Exchange under the existing ticker symbol “RC”. [] Management, Governance and Corporate Headquarters Upon completion of the merger, Ready Capital’s Chairman and Chief Executive Officer Thomas Capasse will lead the company and Ready Capital executives Jack Ross, Thomas Buttacavoli, Andrew Ahlborn and Gary Taylor will remain in their current roles. The combined company will be headquartered in New York, New York. The Board of the combined company is expected to have eight directors, consisting of Ready Capital’s existing seven directors and one independent director from Anworth’s current Board. Timing and Approvals The transaction has been unanimously approved by each of the Boards of Directors of Ready Capital and Anworth. The transaction is expected to close by the end of the first quarter of 2021, subject to the respective approvals by the stockholders of Anworth and Ready Capital and other customary closing conditions. Advisors Wells Fargo Securities is acting as exclusive financial advisor and Alston & Bird LLP is acting as legal advisor to Ready Capital. Credit Suisse is acting as exclusive financial advisor and Greenberg Traurig LLP is acting as legal advisor to the Board of Directors of Anworth. On February 9, 2021, defendants filed the 424B3, which fails to disclose material information regarding the Proposed Merger. Financial Projections The 424B3 fails to disclose material information regarding Anworth’s and Ready Capital’s financial projections. The disclosure of projected financial information is material because it provides stockholders with a basis to project the future financial performance of a company, and allows stockholders to better understand the financial analyses performed by a company’s financial advisor in support of its fairness opinion.

The 424B3 fails to disclose the following regarding Anworth’s financial projections: (i) the line items used to calculate Core Earnings Per Common Share; and (ii) projected distributed cash flows. The 424B3 fails to disclose the following regarding Ready Capital’s financial projections: (i) the line items used to calculate Core Earnings Per Share; and (ii) projected distributed cash flows. Background of the Proposed Merger and Potential Conflicts of Interest The 424B3 fails to disclose the terms of the confidentiality agreements Anworth signed during the time leading up to the Proposed Merger, including whether any include don’t ask, don’t waive provisions. The 424B3 fails to disclose the terms and values of all proposals made during the time leading up to the Proposed Merger. The 424B3 fails to disclose whether Credit Suisse has provided prior services for Anworth or its affiliates, and if so, the timing and nature of the services and the fees received by Credit Suisse for the services. If disclosed, the omitted information would significantly alter the total mix of information available to Anworth’s stockholders. COUNT I Claim Against the Individual Defendants and Anworth for Violation of Section 14(a) of the Exchange Act and Rule 14a-9 Plaintiff repeats and realleges the above-referenced allegations as if fully set forth herein. The Individual Defendants disseminated the false and misleading 424B3, which contained statements that, in violation of Section 14(a) of the Exchange Act and Rule 14a-9, in

light of the circumstances under which they were made, failed to state material facts necessary to make the statements therein not materially false or misleading. Anworth is liable as the issuer of these statements. The 424B3 was prepared, reviewed, and/or disseminated by the Individual Defendants. By virtue of their positions within the Company, the Individual Defendants were aware of this information and their duty to disclose this information in the 424B3. The Individual Defendants were at least negligent in filing the 424B3 with these materially false and misleading statements. The omissions and false and misleading statements in the 424B3 are material in that a reasonable stockholder will consider them important in deciding how to vote on the Proposed Merger. A reasonable investor will view a full and accurate disclosure as significantly altering the total mix of information made available in the 424B3 and in other information reasonably available to stockholders. The 424B3 is an essential link in causing plaintiff to approve the Proposed Merger. Accordingly, defendants violated Section 14(a) of the Exchange Act and Rule 14a-9. Plaintiff is threatened with irreparable harm. COUNT II Claim Against the Individual Defendants and Ready Capital for Violation of Section 20(a) of the Exchange Act Plaintiff repeats and realleges the above-referenced allegations as if fully set forth herein.

The Individual Defendants and Ready Capital acted as controlling persons of Anworth within the meaning of Section 20(a) of the Exchange Act as alleged herein. Due to their positions as officers and/or directors of Anworth and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the false statements contained in the 424B3, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of the Company, including the content and dissemination of the various statements that plaintiff contends are false and misleading. Each of the Individual Defendants and Ready Capital was provided with or had unlimited access to copies of the 424B3 alleged by plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause them to be corrected. Each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control and influence the particular transactions giving rise to the violations as alleged herein, and exercised the same. The 424B3 contains the unanimous recommendation of the Individual Defendants to approve the Proposed Merger. They were thus directly involved in the making of the 424B3. Ready Capital also had supervisory control over the composition of the 424B3 and the information disclosed therein, as well as the information that was omitted and/or misrepresented in the 424B3. Accordingly, the Individual Defendants and Ready Capital violated Section 20(a) of the Exchange Act.

The Individual Defendants and Ready Capital had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) of the Exchange Act and Rule 14a-9, by their acts and omissions as alleged herein. These defendants are liable pursuant to Section 20(a) of the Exchange Act. Plaintiff is threatened with irreparable harm. PRAYER FOR RELIEF WHEREFORE, plaintiff prays for judgment and relief against defendants as follows: Preliminarily and permanently enjoining defendants and all persons acting in concert with them from consummating the Proposed Merger; In the event defendants consummate the Proposed Merger, rescinding it and setting it aside or awarding rescissory damages; Directing the Individual Defendants to disseminate a 424B3 that does not contain any untrue statements of material fact and that states all material facts required in it or necessary to make the statements contained therein not misleading; Declaring that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated thereunder; Awarding plaintiff the costs of this action, including reasonable allowance for plaintiff’s attorneys’ and experts’ fees; and Granting such other and further relief as this Court may deem just and proper. JURY DEMAND Plaintiff requests a trial by jury on all issues so triable.

Dated: March 1, 2021 By: GRABAR LAW OFFICE Joshua H. Grabar (#82525) One Liberty Place 1650 Market Street, Suite 3600 Philadelphia, PA 19103 267-507-6085 jgrabar@grabarlaw.com Counsel for Plaintiff